UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Flashapp

(Name of small business issuer in its charter)

Nevada	7371
State or Other Jurisdiction of	Primary Standard Industrial
Incorporation or Organization	Classification Code Number
38-4084595
IRS Employer
Identification Number

Vladimir Novakovic, President and Chief Executive Officer

2 Infirmary street, Leeds, LS1 2JP, Great Britain

(tel. no.: +447418350301)

(Address and telephone number of principal executive offices)

Business Filings Incorporated

701 S. Carson Street, Suite 200 Carson City, NV  89701

(tel. no.: 800-981-7183)

(Name, address and telephone number of agent for service)

Copies to: EAD LAW GROUP, LLC

Elaine A. Dowling, Esq.

8275 South Eastern Ave, Suite #200 Las Vegas, Nevada 89123

Email: ead@eadlawgroup.com

702-724-2636

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

" Large accelerated filer " Accelerated filer " Non-accelerated filer ⌧ Smaller reporting Company

Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock:	5,000,000	$0.02	$100,000	$12.12

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Common Stock (2)
Common	Vladimir Novakovic Officers and Directors as a Group 5% Shareholders None	3,500,000 shares of common stock (according to the exhibit 10.1.)	100%

 As of the date, there are 3,500,000 shares beneficially owns as set forth below.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Flashapp. 5,000,000 Shares of Common Stock $0.02 Per Share

This is the initial public offering of common stock of Flashapp. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officer and director, Vladimir Novakovic, will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 5,000,000 shares registered or (iii) one year after the effective date of this prospectus.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"). Investing in our shares involves a high degree of risk. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one (1) year after the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (one year after the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company (in the events such as, but not limited to: downturn in economy or inability to find investors) to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Flashapp has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Venture Market. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Venture Market. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 8 through 18 before buying any shares of Flashapp’s common stock. Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED __________, 2019

PROSPECTUS SUMMARY	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
RISK FACTORS	8
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	20
DILUTION	20
PLAN OF DISTRIBUTION	22
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	24
DESCRIPTION OF SECURITIES	26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	27
INTERESTS OF NAMED EXPERTS	28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	28
DESCRIPTION OF BUSINESS	28
MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION	35
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	39
EXECUTIVE COMPENSATION	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	40
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	40
FINANCIAL STATEMENTS	41

Our Business

We expect to complete releases one of the Flashapp by summer- autumn 2018. We plan to start to derive revenue in a few years by way of the sale and licensing of our developed and acquired mobile applications, as well as sale of in-app advertising.

PROSPECTUS SUMMARY

We are a development stage company and engaged in the creation of mobile software applications “Apps.” Our strategic initiative includes developing and marketing our own mobile applications, as well as expanding our mobile application portfolio through the acquisition of third party mobile applications and mobile application development companies.

Currently, we have no fully-developed revenue generating mobile applications. We intend to build a harmonious portfolio of apps that will service a wide range of industries and consumers. We currently have one application (Flash) in our portfolio. Flash is a multi-use customizable application designed to enable users to easily allows them to find out the name and the singer of any song in one click.

Flash is currently in its final stages of development. Our development team for the project is our officer and director, Vladimir Novakovic, who approves web and software finally development solutions. His effort was forwarded to provide the following services:

1)  Application and form design;

2)  Database design and architecture;

3)  Programmatic code to connect the forms to the database; and

4)  Compile iOS and Android applications.

There were no statements of work in connection the above services. Mr. Novakovic oversaw the development work of Flash, made modifications as needed and tested the source imagery and marketing content for the recording and recognition. The services provided by Mr. Novakovic resulted in a working prototype of the application and information page about its functions. This information page is found at https://flashapp.pro.

We have planned for three releases associated with the Flash app, with the following features and costs:

1) Currently we are in development of release one where we are approximately 70% complete on the prototype. Release one should be completed within 60-90 days at a budget of $7,000. Vladimir Novakovic will start the completion of release one as soon as we fund the $7,000. The next years Mr. Novakovic does not intend to request to be repaid even if the Company will fully implement the plan of operations and begin to increase the revenues to the level of sufficient income to manage the business in full. To implement our plan of operations for the next twelve months’ period, we require a minimum of $40,000 of funding from this offering. There is no guarantee that such level will ever be reached.

2) Release two will require an additional $18,000 and take 40-90 additional days to complete. The time necessary to complete release two may coincide with the time to complete release one.

3) Release three will be based on the feedback from customers using released versions of release one and two. The time period and budget is unknown until we receive feedback and have a better understanding of the amount of development work required.

Being a development stage company, we have no revenues and have limited operating history. We were incorporated in Nevada on May 18, 2018. Our principal executive office is located at 2 Infirmary street, Leeds, LS1 2JP, Great Britain. Our phone number is +44-744-191-3734.

Our financial statements for the period from May 18, 2018 (date of inception) to May 31, 2019, report no revenues and a net loss of $16,133. As of May 31, 2019 we had $202 in cash. Our independent registered public accountant DylanFloyd Accounting & Consulting has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional funds our business may fail. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds").

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of $40,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $40,000, our business may fail. Even if we raise $65,000 from this offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The Offering
Common Stock Offered	Up to 5,000,000 shares at $0.02 per share
Common Stock Outstanding	8,500,000 shares after the Offering
Use of Proceeds

If we are successful at selling all the shares we are offering, our proceeds from this offering less offering expenses will be approximately $100,000. We intend to use these net proceeds to execute our business plan.

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See "Risk Factors"
Term of offering

The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 5,000,000 shares registered or (iii) one year after the effective date of this prospectus.

No Symbol for Common Stock	There is no trading market for our Common Stock. We Stock intend to apply for a quotation on the OTCQB through a market-maker. There is no guarantee that a market- maker will agree to assist us.

Name	Age Position	Director Since
Vladimir Novakovic	27, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary & Director	May 18, 2018

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from May 18, 2018 (Inception) to August 31, 2018 and as of and for the nine months ended May 31, 2019 (Unaudited) as following:

Balance Sheet Data	As of August 31, 2018
Cash	-
Total Assets	$167
Liabilities	$4,357
Total Stockholder’s Equity	($4,190)
Statement of Operations	For the Period from Inception to August 31, 2018
Revenue	$0
Net Profit (Loss) for Reporting Period	($4,190)

Summary Financial Information

Balance Sheet Data	As of May 31, 2019
Cash	$202
Total Assets	$263
Liabilities	$12,896
Total Stockholder’s Equity	($12,633)
Statement of Operations	For the nine months ended May 31, 2019
Revenue	$0
Net Profit (Loss) for Reporting Period	($16,133)

References in this prospectus to “Flash” “we,” “us,” and “our” refer to Flashapp.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have not generated any revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

We were incorporated on May 18, 2018. Our operations, to date, have been devoted primarily to startup and development activities. Currently, we have no fully-developed revenue generating mobile applications. Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We have not raised money from shareholders to date. As such, we will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time. Our plan specifies a minimum amount of $40,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $40,000 from this offering, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. As such, there can be no assurance that this offering will be successful. You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $40,000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We intend to partner with online mobile application retailers to market and distribute our products and thus to generate our revenues. The loss of, a change in or the failure to create any significant relationships with online mobile application retailers would cause us to lose access to their subscribers and thus not achieve or maintain revenues.

Apple’s “App Store” and Android App stores are the primary distribution, marketing, promotion and payment platform for our future mobile Apps. We anticipate generating a substantial proportion of our revenue from the sale of mobile Apps through these platforms and any deterioration in our anticipated relationship with Apple or Android App stores would harm our business and adversely affect the value of our stock.

We are subject to Apple and Android stores’ standard terms and conditions for application developers, which govern the promotion, distribution and operation of mobile Apps on their platforms. Our business would be harmed if:

•

Apple or Android Stores discontinue or limit access to their platform by us and other App developers;

•

Apple or Android Stores modify their terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or Apple or Android Stores change how the personal information of its users is made available to application developers on their respective platforms or shared by users;

•

Apple or Android Stores establish more favorable relationships with one or more of our competitors; or

•

Apple or Android Stores develop their own competitive offerings.

If Apple or Android Stores lose their market position or otherwise fall out of favor with mobile users, we would need to identify alternative channels for marketing, promoting and distributing our Apps, which would consume substantial resources and may not be effective. In addition, Apple or Android Stores have broad discretion to change their terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us. Any such changes in the future could significantly alter how our App users experience our Apps or interact within our Apps, which may harm our business.

We may not be able to develop, establish and maintain our applications on all mobile operating systems.

We intend to ensure that our applications are compatible with as many mobile operating systems as possible, however, each operating system has different technical requirements.

Whether our applications are adapted to support a particular operating system will depend on the size of the user base and whether a distribution agreement is in place. Some operating systems may not have a sufficiently large or desirable user base to off- set the cost of adaptation.

Equally, the operating systems are undergoing constant refinement and improvement. Significant changes to an operating system may prevent our applications from working properly, or at all. If we are unable to adapt or maintain our applications on an operating system, the user base will not be able to run our applications or view our content. This could adversely affect our business and results of operations, thereby impacting the value of any investment you may make in our securities.

The mobile applications industry is and will likely continue to be characterized by rapid technological changes which will require us to develop new enhancements or versions of our proposed products or could even render our proposed products obsolete.

The market for content and applications for mobile devices is characterized by rapid technological changes with frequent variations in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices. Products using emerging industry standards could make our proposed products less attractive.

Our success will depend in part on our ability to enhance our proposed products, develop or incorporate new technologies, respond to emerging industry standards and practices and license leading technologies that will be useful in our business in a cost effective manner. We may not be able to successfully use new technologies or adapt our current technologies to new customer requirements or emerging industry standards. The introduction of new products embodying new technologies or the emergence of new industry standards could render our proposed products obsolete, unmarketable or uncompetitive.

Furthermore, our competitors may have access to technology not available to us, which may enable them to produce products of greater interest to consumers at a more competitive price. Failure to respond in a timely and cost-effective manner may result in serious harm to our business and operating results. Consequently, our success will depend on our ability to develop and market products that respond to technological advances, evolving industry standards and changing consumer preferences in a timely manner.

If we fail to generate revenues through the sale of advertising, our business plan may not be successful.

We expect to monetize our apps through the sale of advertising, initially, through mobile advertising aggregators, and as we grow our product line, through broker advertising agreements with ad agencies and direct agreements with interested companies. If we are unable to actualize this aspect of our strategy, we may not be able to generate sufficient revenues to grow our business as we have planned.

Our growth prospects will suffer if we are unable to develop successful apps for mobile platforms.

Developing apps for mobile platforms is an important component of our strategy. We have devoted and we expect to continue to devote substantial resources to the development of our mobile apps, and we cannot guarantee that we will continue to develop such apps that appeal to consumers. The uncertainties we face include:

•

we have relatively limited experience working with mobile platform providers and other partners whose cooperation we may need in order to be successful;

•

we may encounter difficulties getting new apps and apps updates accepted by consumers; and

•

we may encounter difficulty in developing new apps or redesigning existing Apps for mobile platforms that a sufficient number of consumers will pay for or will support.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop commercially viable apps. If we do not succeed in doing so, our growth prospects will suffer.

Actual or perceived security vulnerabilities in mobile devices could negatively affect our business.

The security of mobile devices and wireless networks is crucial to our business. Viruses, worms and other malicious software programs that attack mobile devices and wireless networks have been developed and deployed. Security threats could lead some mobile subscribers to reduce or delay their purchases of mobile content and applications in an attempt to minimize the threat. Wireless carriers and device manufacturers may also spend more on protecting their devices and networks from attack. This could delay adoption of new mobile devices which tend to include more features and functionalities that facilitate increased use of mobile content and applications. In any such instance, actual or perceived security threats and the reactions to those threats could negatively affect our results of operations.

Failure of third-party service providers upon which we rely could adversely affect our business and result in the loss of your investment.

We may rely on certain third-party service providers, to provide the programming and additional technical and artistic services for the products we create. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If its arrangement with any third party is terminated, it may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on its business, financial condition, results of operations and cash flows.

We operate in a digital content market where piracy is widespread.

Our business strategy is based upon users paying for access to our content or downloads of our applications. If users believe they can access the same or similar content for free via other means including piracy, they may be unwilling to pay for our proposed products. If users are able to obtain our content or download our applications without paying for them, our business and results of operations will be adversely affected.

We operate in a highly competitive environment and if we are unable to compete with our competitors, our business, financial condition, results in operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. The mobile application industry is highly competitive, with low barriers to entry and we expect more companies to enter the sector and a wider range of mobile apps and related products and services to be introduced. Our competitors that develop apps vary in size and include both publicly-traded companies and privately-held companies. These companies may already have an established market in our industry, may have significantly greater financial and other resources than us and may have been developing their products and services longer than we have been developing ours. This highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. It is also likely that we may be forced to lower the prices of our Apps to keep up with competition, which will affect our ability to be profitable.

Defects in our mobile apps may adversely affect our business.

Tools, code, subroutines and processes contained within our mobile apps may contain defects when introduced and also when updates and new versions are released. Our introduction of mobile apps with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Failure by us to maintain the proprietary nature of our technology and intellectual property could have a material adverse effect on our business, operating results, financial condition, stock price, and on our ability to compete effectively.

We currently have no patents or trademarks on our brand name and have not and do not intend to seek protection for our brand name or our mobile applications at this time; however, as business develops and operations continue, we may seek such protection.

Despite efforts to protect our proprietary rights, such as our brand and service names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, services, product information and sales mechanics or to obtain and use information that we regards as proprietary. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business.

Any future issued patents or trademarks may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that we may infringe upon third party patents or trademarks of others. In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to ours, or become available in the market at a lower price.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property may have a material adverse effect on our business, operations, financial results and stock price.

There is a risk that we have infringed or in the future will infringe patents or trademarks owned by others, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

We may have to litigate to enforce our proprietary protections or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our proprietary protections.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Vladimir Novakovic, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in technical fields. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel, especially software engineers, is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified software engineering and marketing personnel in the locations where we principally operate.

The loss of the services of any key software engineering, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Vladimir Novakovic, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, he beneficially owns 100% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 57%. He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Novakovic interests may not necessarily be in the best interests of the shareholders in general.

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of mobile applications, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to mobile applications covering issues such as: user privacy; taxation; right to access personal data; copyrights; distribution; and characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to mobile applications is uncertain. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our Apps or custom development services, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

Because our principal assets will be located in Serbia, outside of the United States, and Vladimir Novakovic, our sole officer and director, resides outside of the United States, it may be difficult for investors to enforce any rights based on U.S. Securities Laws against us and/or Mr. Novakovic, or to enforce a judgment rendered by a court in the United States against us and/or Mr. Novakovic.

Our principal operations and assets are located in Serbia, outside of the United States, and Vladimir Novakovic, our sole officer and director, is a non-resident of the United States he is a resident of the Serbia. Therefore, it may be difficult to effect service of process on Mr. Novakovic in the United States, and it may be difficult to enforce any judgment rendered against Mr. Novakovic. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Novakovic, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Serbia may render that investor unable to enforce a judgment against the assets of Mr. Novakovic. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.  Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Because our current sole officer and director devotes a limited amount of time to our company, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Vladimir Novakovic, our sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Novakovic to our company could negatively impact our business development.

Our sole officer and director does not have any prior experience conducting a best-efforts offering or management a public company.

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

There is no minimum number of shares that have to be sold in order for this offering to proceed.

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

We are selling the shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCBB or OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCBB or OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors,

many of which are beyond our control, including:

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technological innovations or new products and services by us or our competitors;

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government regulation of our products and services;

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the establishment of partnerships with other technology companies;

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intellectual property disputes;

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additions or departures of key personnel;

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sales of our common stock our ability to integrate operations, technology, products and services;

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our ability to execute our business plan;

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operating results below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in our financial results.

Because we are a development stage company with nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short- swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our common stock. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

In the event that we are unable to sell sufficient shares of common stock we may need additional capital in the future, which may not be available to us on favorable terms, or at all, and the raising of additional capital at a later time may dilute your ownership of our common stock.

We are conducting a best-efforts offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses.

If we are able to sell the maximum of shares in this offering, we will receive net proceeds $100,000, which we believe will be sufficient to meet our expected needs for working capital and capital expenditures to fully implement and carry out our business plan for the next twelve months. If we need to raise capital in the future, through private or public offerings, depending on the terms of the offerings, such sales of additional shares may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus. We cannot be certain that additional financing through private placements of our stock or borrowing will be available to us when required, on favorable terms, or at all. Our inability to obtain adequate capital or financing may limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business or may require us to cease business operations entirely.

We must raise at least 25% of the offering to pursue our business plan on a limited basis.

We have no alternative plan of operation if at least 25% of the shares offered herein are not sold. Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 25% of the shares offered (See Use of Proceeds).

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt. There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not file a Form 8-A to register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,500,000 shares are currently issued and outstanding. Mr. Novakovic will owns 3,500,000 common shares with the price of $0.001 per share according to the exhibit 10.1. If we sell the 5,000,000 shares being offered in this offering, we will have 8,500,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investor and might have an adverse effect on any trading market for our common stock.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

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the delivery of standardized risk disclosure documents;

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the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

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written determination that the penny stock is a suitable investment for purchaser;

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written agreement to the transaction from purchaser; and

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a two-business day delay prior to execution of a trade  These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-effort” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

TABLE OF CONTENTS	25%	50%	75%	100%
Gross Proceeds	$25,000	$50,000	$75,000	$100,000
Offering Expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$15,000	$40,000	$65,000	$90,000
Sec reporting and compliance	$10,000	$10,000	$10,000	$10,000
Website development	$1,000	$5,000	$8,000	$14,000
Website design	$750	$3,250	$5,750	$8,500
Office	$2,250	$4,500	$5,500	$5,500
Equipment	-	$5,000	$10,250	$14,500
Application development	-	$7,000	$18,000	$27,000
Marketing and advertising	$1,000	$5,250	$7,500	$10,500

The above figures represent only estimated costs. The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Vladimir Novakovic, our president and director, has agreed to loan the Company funds to complete the registration process (exhibit 10.2). Mr. Novakovic’s agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB when and if our common stocks become eligible for trading on the OTCQB. Mr. Novakovic will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Novakovic. Vladimir Novakovic will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.02 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common Stock. It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth. In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investor, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $0.02 per share because we believe that the price of $0.02 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception on May 18, 2018. Vladimir Novakovic, our sole officer and director, owns 3,500,000 common shares with the price of $0.001 per share according to the exhibit 10.1.

As of May 31, 2019, the historical net tangible book value was ($12,633), or approximately ($0.0002) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2019.

Assuming completion of the offering, there will be up to 8,500,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.02	$0.02	$0.02	$0.02
Post offering net tangible book value	$2,367	$27,367	$52,367	$77,367
Post offering net tangible book value per share	$0.0005	$0.0046	$0.0072	$0.0091
Pre-offering net tangible book value per share	($0.0036)	($0.0036)	($0.0036)	($0.0036)
Increase (Decrease) in net tangible book value per share after offering	$0.0041	$0.0082	$0.0108	$0.0127
Dilution per share	$0.0195	$0.0154	$0.0128	$0.0109
% dilution	97.51%	77.19%	63.88%	54.49%
Capital contribution by purchasers of shares	$25,000	$50,000	$75,000	$100,000
Capital Contribution by existing stockholders	$3,500	$3,500	$3,500	$3,500
Percentage capital contributions by purchasers of shares	87.72%	93.46%	95.54%	96.62%
Percentage capital contributions by existing stockholders	12.28%	6.54%	4.46%	3.38%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Anticipated net offering proceeds	$15,000	$40,000	$65,000	$90,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	4,750,000	6,000,000	7,250,000	8,500,000
Purchasers of shares percentage of ownership after offering	26.32%	41.67%	51.72%	58.82%
Existing stockholders’ percentage of ownership after offering	73.68%	58.33%	48.28%	41.18%

If 100% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $100,000 less offering costs of $10,000 plus stockholder’s equity of $(12,633) and resulting in a net tangible book value of $77,367 or $0.0091 per share, resulting in a dilution of $0.0109 for new shareholders.

If 75% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $75,000 less offering costs of $10,000 plus stockholder’s equity of $(12,633) and resulting in a net tangible book value of $52,367 or $0.0072 per share, resulting in a dilution of $0.0128 for new shareholders.

If 50% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $50,000 less offering costs of $10,000 plus stockholder’s equity of $(12,633) and resulting in a net tangible book value of $27,367 or $0.0046 per share, resulting in a dilution of $0.0154 for new shareholders.

If 25% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $25,000 less offering costs of $10,000 plus stockholder’s equity of $(12,633) and resulting in a net tangible book value of $2,367 or $0.0005 per share, resulting in a dilution of $0.0195 for new shareholders.

PLAN OF DISTRIBUTION

In this prospectus, Flashapp is registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

In connection with our selling efforts in the offering, Vladimir Novakovic will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Novakovic is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Novakovic will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Novakovic is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Novakovic will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Novakovic will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We plan to sell the shares in this offering through Mr. Novakovic, who intends to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors.

As Mr. Novakovic will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCBB or OTCQB. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by us must be made at the fixed price of $0.02 per share.

We will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker- dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

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execute and deliver a subscription agreement; and

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deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Flash”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

We are not subject to any pending litigation, legal proceedings or claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The current executive officers and directors of our company are as follows:

Vladimir Novakovic, age 27 has acted as our President, Secretary, Treasurer and sole Director since our incorporation on May 18, 2018. May 2018 to present, Vladimir Novakovic devoted his time to researching mobile application industry. He researched information in books and on Internet. He also attends online seminars and webinars through skype to study IT business there.

Mr. Novakovic graduated from Third Belgrade Gymnasium and get Higher Education: Faculty of Law, Belgrade University.

From March 2013 to June 2016, Vladimir Novakovic worked as Manager of Public Relations at Publishing house "Pešić and Sons" in Belgrade, Serbia. His responsibilities were attendance at various kinds of events, communication with clients, writing texts, reports on events, interviews with authors.

From April 2016 till June 2016, Mr. Novakovic has been Trainee in the framework of compulsory student practice at the first main court in Belgrade (Criminal Investigation Division) in Belgrade, Serbia. His responsibilities were presence at court hearings, assistance to a judge, record of court records, writing of final protocol, transfer to a judge for verification.

From July 2016 till August 2017, Mr. Novakovic has been a freelancer and was engaged in self-taught programming languages, attended master classes and seminars on computer technology, read a lot of literature and self-developed in this direction.

From September 2017 till March 2018, Mr. Novakovic has been Attorney Assistant at Boras Law Firm in Belgrade, Serbia. His responsibilities were preparation of legal documentation, attendance at court hearings, communication with clients, performance of other administrative duties

Aside from that provided above, Mr. Novakovic does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Novakovic was appointed Director because of his experience in the field of high-tech solutions, strong entrepreneurial background which lead him to founding an event management company along with his solid business and marketing experience and education.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Mr. Novakovic.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

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Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

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Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

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Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

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Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. any Federal or State securities or commodities law or regulation; or

ii.  any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a) (26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees

We do not currently have an audit, compensation or nominating committee.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of May 31, 2019, there were 3 , 5 00,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our president, treasurer, secretary and director, Vladimir Novakovic owns all 3,500,000 shares of our common stock currently issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants and Options

We do not have any outstanding warrants or options.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain

Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OCTBB and OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business, or;

(2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EAD LAW GROUP, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

DylanFloyd Accounting & Consulting have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. DylanFloyd Accounting & Consulting has presented their report with respect to our audited financial statements. The report of DylanFloyd Accounting & Consulting is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

We are a development stage company in the business of acquiring, developing, marketing and selling mobile application software. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

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Formation of the company;

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Development of our business plan;

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Building an online presence;

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Design and development of our initial mobile application

Currently, we have no fully-developed revenue generating mobile applications. We intend to build a harmonious portfolio of apps that will service a wide range of industries and consumers. We currently have one application (Flash) in our portfolio. Flash is a multi-use customizable application designed to enable users to find out the name and the singer of any song in one click!

We expect that Apple and Android online App stores will be the primary distribution, marketing, promotion and payment platform for our mobile Apps. Operations will also take place through our company website “flashapp.pro,” which intends to serve as a multipurpose marketplace for the sale of our first mobile application.

We intend to meet our cash requirements for the next 12 months by generating revenue and through a combination of debt financing and equity financing. We currently do not have any arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $100,000 budget that we require to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our corporate, legal and accounting expenses. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

If we are able to raise the required funds to fully implement our business plan, we plan to implement the below business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically laid out below because the activity, which needs to be undertaken in the initial months is prerequisite for future operations.

Our principal office address is located at 2 Infirmary street, Leeds, LS1 2JP, GreatBritain. The phone number of the Company is +447441913734. Our plan of operation is forward-looking, however, there is no assurance that we will ever reach profitable operations. Our planned website, flashapp.com, is in the development stage. In addition, our product offering is also in the development stage. We have only recently begun operations, have no sales or revenues, and therefore rely upon the sale of our securities or debt financing to fund our operations.

Market Trends and Opportunity

It is still too early to predict the trajectory that apps will take in 2018-2019; however, it is becoming clear - the mobile browser is taking a back seat to mobile apps. Eric Enge has published data on mobile usage on April 27, 2018 with title "What is the Mobile vs. Desktop Story Between 2016 and 2017?":

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% Of visits from mobile devices grew from 57% to 63%.

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Mobile devices grew from 40% to 49%.

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Mobile Bounce Rate dropped from 52% to 47%.

We can see the separation in using mobile devices according to the ages. In 2016 the adult industry was the leader, with 73% of the visits coming from mobile devices, and in spite of that it was the biggest gainer this year, jumping up to 86% of all traffic being mobile. The other fascinating thing is that the finance category and arts & entertainment categories are the only industries that still see more traffic on desktop by narrow 52% to 48% and 51% to 49% margins respectively. By next year, these should also get most of their traffic from mobile.

 This means that mobile user interfaces are improving, and users are getting more used to them as well. Being mobile friendly is important in all industries, and is the largest source of traffic in most of them.

This is a reality that enterprises around the world are now taking on in the development of their marketing and business strategies.

Flashapp believes the mobile channel is opening up new ways for companies to nurture customer relationships in ways not possible in the past. Via the deployment of strategic apps, mobile presents businesses with a unique opportunity to engage customers with a product or service anytime, anywhere, in a manner that is specifically tuned to their individual needs. The mobile experience also delivers a rich set of analytics that provides hard-to-come-by insights into everything from a customer's buying behavior to his or her actual physical location, allowing companies to custom tailor the conversation while also setting the stage for interaction that is all about intention.

Mobile opens up a world of data that no other channel can provide, with access to a user’s on-the-go lifestyle, consumption habits, social, transactions and is the fabric to connecting to the world around us – it truly tells marketers who their consumer is. We believe that we have the expertise and keen eye for applications that can facilitate and diversify our customer's mobile life. We endeavor to become one of leading mobile applications providers.

Current Product

Nowadays it is impossible to imagine our lives without music. In fact, people spend more than four hours per day listening to music. Various songs surround us for over 15% of our lifetime. In taxi, restaurants, movies - anywhere we go, we hear songs we may like but how to find them? It will take Flash less than 3 seconds. The application will allow you to find out the name and the singer of any song in one click!

All you need is to record a tune by shooting the flash to the top. You'll get the lyrics and a link to the YouTube official video right away! After that, add this song to your personal Apple Music account. For those who do not have one, track titles automatically go to search history list.

Flash is ultimately unique and outstands apps alike. We offer a brand-new opportunity to sing or pronounce a part of a song yourself. Expect to be highly satisfied with the result! In addition, if you happened to lose the Internet connection, you have an option of saving the recorded track and Flash will find it afterwards. The design and functionality of the App reveals its magnificence beyond all limits.

Today Flash is a fully working program with several versions of updates which is tested by it`s developers. In order to attract users, Flash plans to cooperate with singers and bands, expand and replenish our music base, speed up the recognition function both for searching music tracks and for the singing tune. Along with that, we plan to advertise Flash using various social platforms such as Instagram, Facebook, Twitter, LinkedIn, YouTube etc.

In a year, Flash will have about 250,000 users. Two years later Flash plans to increase the number of users up to 2,000,000. Our audience will consist of active consumers from large cities, 75% of which will be between the ages of 18 and 34. We are sure this is the based minimum that we can achieve with our capabilities and ideas.

Our primary products will be mobile applications. We plan to develop internal mobile applications and also to acquire existing mobile applications (“apps”) that are complementary to our existing business and the breadth of our offerings. We intend to build a harmonious portfolio of apps that will service a wide range of industries and consumers.

Currently, we have no fully-developed revenue generating mobile applications. We currently have one application (Flash) in our portfolio. Flash is a multi-use customizable application designed to enable users to find out the name and the singer of any song in one click! Flash is currently in its final stages of development. Our development team for the project is our officer and director, Vladimir Novakovic. The following services have been provided:

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Application and form design;

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Database design and architecture;

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Programmatic code to connect the forms to the database; and

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Compile iOS and Android applications.

There were no statements of work in connection the above services.

Mr. Novakovic oversaw the development work by Flashapp, made modifications as needed and tested the source imagery and marketing content for the messaging. The services provided by Mr. Novakovic resulted in a working prototype of the application and information page about its functions.

We have planned for three releases associated with the Flash app, with the following features and costs:

1) Currently we are in development of release one where we are approximately 70% complete on the prototype. Release one should be completed within 60-90 days at a budget of $7,000. Vladimir Novakovic will start the completion of release one as soon as we fund the $7,000. The $10,000 will be in addition to the amount that our Director have already paid from his personal budget. The next years Mr. Novakovic does not intend to request to be repaid even if the Company will fully implement the plan of operations and begin to increase the revenues to the level of sufficient income to manage the business in full. To implement our plan of operations for the next twelve months’ period, we require a minimum of $40,000 of funding from this offering. There is no guarantee that such level will ever be reached.

2) Release two will require an additional $18,000 and take 40-90 additional days to complete. The time necessary to complete release two may coincide with the time to complete release one.

3) Release three will be based on the feedback from customers using released versions of release one and two. The time period and budget is unknown until we receive feedback and have a better understanding of the amount of development work required.

We expect to complete releases one and two of the Flash app and have it ready for commercial sale by winter 2018-2019.

Aside from our internal applications, we plan to acquire Apps that are currently in development, as well as apps that are ready to be presented to the public. We plan to specialize in apps that are used to increase the customer connection, often with a social aspect; enable self-service; and obtain better information on customer preferences.

Revenue Generation

We plan to derive revenue by way of the sale of our developed and acquired mobile applications as well as through advertisement integration. We plan to use advertising integration in the free versions of our mobile applications that are downloaded by consumers/end users. The revenue of Flash is going to consist of payments by advertisers who will use the technology of sound recognition in their marketing campaigns. In other words, the proceeds will be from the sale of advertising. Obviously, advertising revenue is growing faster than others, so this is our main development direction now.

Marketing

Awareness of the services, competitive advantages and revenue potential that we are able to provide through our mobile applications, is expected to be delivered through the implementation of a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, product reviews, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Company Website – We believe that using the internet is a great marketing tool not only for providing information on our company, but also for providing current information on our upcoming apps as well as industry related information regarding new technology and device updates. We have developed our preliminary website, and are in the process of developing a more advanced site where we can provide more detailed information regarding our apps designs and features. We have not yet recognized revenues from the website nor is there any indication that we ever will recognize direct revenues from our website.

App Landing Page- Apart from the app page within the app store, a dedicated website for our application is necessary to harness the potential of search engines. Apart from the major ASO factors, search engines and SEO can also be used as a potential route to app discovery. If our app gathers enough traction and momentum, it will attract positive ratings and would rank better for a relevant search query in the app stores as well.

In research made by Felix Richter from Dec 11, 2017, we can find out that Shazam needs 7 years to raise it's users to 750 million (from 2008 to October 2015). Shazam’s mobile app has been a regular in the iOS and Android app download charts for years and by September 2016, it had been downloaded more than a billion times.

Based on the data above, we anticipate expansive growth of our customer base because Flash is ultimately unique and outstands apps alike. We offer a brand-new opportunity to sing or pronounce a part of a song yourself. In a year, we believe Flash will have about 250,000 users. Two years later Flash plans to increase the number of users up to 2,000,000. Our audience will consist of active consumers from large cities, 75% of which will be between the ages of 18 and 34. We are sure this is the based minimum that we can achieve with our capabilities and ideas like Shazam managed to do back then.

Customers

We currently have no customers. Flash is in a free access and has no restrictions on the field of activity, country of residence, age and sex of consumers.

In order to attract users, Flash plans to cooperate with singers and bands, expand and replenish our music base, speed up the recognition function both for searching music tracks and for the singing tune. Along with that, we plan to advertise Flash using various social platforms such as Instagram, Facebook, Twitter, LinkedIn, YouTube etc.

We plan to identify and address additional target categories for our products based on the feedbacks from our customers.

Competition

The app development market is very competitive, with many companies developing apps worldwide. There are many companies who compete directly with our products and services. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours. The main application-competitor, Shazam, was purchased by Apple Inc. for $400 million in 2017 (according to the article made by Avery Hartmans and Kif Leswing Dec. 8, 2017). Since we plan to outclass Shazam’s functional in future, it means that Flash will generate more revenue, we believe in could be achieve for his unique ability to work with the user’s voices. We are a way better than Shazam in our ability to define a song by humming and by text recognition, as a dictation process.

Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.  The business in which we operate is highly competitive. Continued evolution in the industry, as well as technological advancements, is opening up the market to increased competition.

Other key competitive factors include:

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industry consolidation;

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price;

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availability of financing;

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product and system performance;

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product quality, availability and warranty;

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the quality and availability of service;

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company reputation; and

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time-to- market.

Intellectual Property, Proprietary Rights, Patents and Trademarks

We currently have no patents or trademarks on our brand name and have not and do not intend to seek protection for our brand name or our mobile applications at this time; however, as business develops and operations continue, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and service names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, services, product information and sales mechanics or to obtain and use information that we regards as proprietary. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government and Industry Regulation

We will be subject to local and international laws and regulations that relate directly or indirectly to our operations. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business. We believe that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that we are in compliance with securities regulations as they apply to our products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products. We will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability we incur.

Employees and Employment Agreements

With the majority of our back office operational costs outsourced and variable, we are able to maintain a small employee base focused on income producing activities. Currently, we have one employee, which is our sole officer and director.  We currently do not have any employment agreements with our officers or directors.

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Plan of Operation

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months will be approximately $100,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Offering expenses	Current	$10,000
Sec reporting and compliance	12 months	$10,000
Website development	12 months	$15,000
Website design	12 months	$10,000
Office	12 months	$5,000
Equipment	12 months	$15,000
Application development	12 months	$25,000
Marketing and advertising	12 months	$10,000
Total		$100,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

Our cash position of $10,000 as at the date of this prospectus will be used for formation activities and to pay for the expenses associated with this offering. If we are not able to raise the full $100,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on the development of our website with design, application development and marketing and advertising activities. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Offering Expenses

Our offering expenses include the funds necessary to form the company and to pay our legal and accounting fees. We estimate these expenses at $10,000 and will be funded through the money we have raised from the sale of common stock to our officer and director prior to this offering.

Sec reporting and compliance

Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. We estimate that these expenses will be $10,000 in the next twelve months.

Application Development

We currently have one application (Flash) in our portfolio. Flash is a multi-use customizable application, your personal assistant dedicated to searching music. Flash is currently in its final stages of development. We expect to complete Flash and ready it for commercial sale by summer-autumn 2018.

In order to complete the development of our Flash application, we expect to spend around $25,000 on additional testing and software engineering. We intend to source some of this work to third party consultants with some work conducted by our officer and director.

If we are not able to raise the entire $100,000 in this offering, we intend to scale back product development as set forth in the “Use of Proceeds” section of this Prospectus.

Website Development and Website Design

We have developed our preliminary website, and are in the process of developing a more advanced site where we can provide more detailed information regarding our apps designs and features. This will cost us around $15,000 for developing and additional $10,000 for website design. We intend to source this work to third party consultants and this project will be spearheaded by our officer and director. We expect our advanced site to be ready by February of 2019.

If we are not able to raise the entire $100,000 in this offering, we intend to scale back website development and design as set forth in the “Use of Proceeds” section of this Prospectus.

Marketing and advertising

We intend to implement a number of marketing initiatives including search engine optimization, hosted video demonstrations, third party service contacts, product reviews, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

We expect to spend around $10,000 on these efforts. We intend to source this work to third party consultants and this project will be spearheaded by our officer and director. We expect to commence search engine optimization, video demonstrations and social media efforts in late February early March 2019, shortly after the completion of our advanced website. These preliminary efforts are designed to promote the launch of Flash. Our other sales and marketing efforts that we have described above will occur in the winter months, following the launch of Flash, and are designed to support and maintain sales.

If we are not able to raise the entire $100,000 in this offering, we intend to scale back sales and marketing efforts as set forth in the “Use of Proceeds” section of this Prospectus.

Results of Operations as of May 31, 2019

Revenues

We have not earned any revenues from inception to May 31, 2019. We do not expect to achieve revenues until we are able to complete the development of our applications and sell them in the market.

Operating Expenses

Operating expenses were $11,943 for the nine months ended May 31, 2019. Our operating expenses for this period consisted of formation and general and administrative expenses.

We expect our operating expenses to increase in 2019-2020 as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Net Loss

We recorded a net loss of $16,133 as of May 31, 2019.

Liquidity and Capital Resources

As of May 31, 2019, we had total current assets of $263 and total current liabilities of $12,896.

As of May 31, 2019, the Company used $3,298 of cash in operating activities due to its net loss and increase in prepaid rent of $106 and in loan of $10,540; decrease in accounts payable of $2,000.

As of May 31, 2019, the Company generated $3,500 of cash in financing activities.

We were incorporated on May 18, 2018. Our operations, to date, have been devoted primarily to startup and development activities. Currently, we have no fully-developed revenue generating mobile applications. Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We have not raised money from shareholders to date. As such, we will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Our plan specifies a minimum amount of $40,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $40,000 from this offering, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. As such, there can be no assurance that this offering will be successful. You may lose your entire investment

Currently, the Company uses funds obtained from the loan of our Director (filed as Exhibits 10.2 to the registration statement dated April 19, 2019) for its business operations. This formal loan commitment from our officer and director in amount of $40,000. The minimum period that we will be able to use currently available funds to conduct planned operations is one year.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Off-Balance Sheet Arrangements

As of May 31, 2019, there were no off balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, we had no revenues for the period from inception to May 31, 2019. We have negative working capital, and have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Emerging Growth Company Status

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as follows, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our inception or in any presently proposed transaction which, in either case, has or will materially affect us.

Vladimir Novakovic has extended loan to the Company pursuant to the agreement that has been filed as Exhibits 10.2 (filed on April 19, 2019). The Company discloses that Vladimir Novakovic has loaned $12,896 to the Company as of May 31, 2019. The remaining funding available to borrow by the company from its director is $27,104, according to the above-mentioned agreement. Also, on May 18, 2018, the Company made the Intention Agreement of share purchase with Vladimir Novakovic, that consider to issued 3,500,000 shares of common stock to the President and Director for cash contribution of $3,500 at $0.001 per share, respectively. Vladimir Novakovic has formal commitments to loan funds of $40,000.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us as of May 31, 2019.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonqualified Deferred Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Vladimir Novakovic	President, Chief Executive Officer,Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	2018	0	0	0	0	0	0	0	0

Although we do not currently compensate our officers with any regularity, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information regarding beneficial Ownership of our Common Stock as of May 31, 2019, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of our company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address of each beneficial owner is 2 Infirmary street, Leeds, LS1 2JP, Great Britain.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Common Stock (2)
Common	Vladimir Novakovic Officers and Directors as a Group 5% Shareholders None	3,500,000 shares of common stock (according to the exhibit 10.1.)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FLASHAPP

FINANCIAL STATEMENTS

From May 18, 2018 (inception) to August 31, 2018

Flashapp

From May 18, 2018 (inception) to August 31, 2018

Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors Flashapp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Flashapp (“the Company”) as of August 31, 2018 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period May 18, 2018 (inception) through August 31, 2018, and the related notes [and schedules] (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018 and the results of its operations and its cash flows for the period ended August 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

There are no critical audit matters.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The company had no revenues from May 18, 2018 (Inception) through August 31, 2018 and incurred a significant operating loss of $4,189. These conditions raise a substantial doubt about its ability to continue as a going concern. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Albert Garcia, CPA

DylanFloyd Accounting & Consulting

We have served as the Company's auditor since 2018.

Newhall, California November 20, 2018

Flashapp
Balance Sheet Standard
As of August 31, 2018
August 31, 2018
ASSETS
Current Assets
Other Current Assets
Prepaid Expenses	26.04
Prepaid Rent-2	141.04
Total Other Current Assets	167.08
Total Current Assets	167.08
TOTAL ASSETS	167.08
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	2,000.00
Total Accounts Payable	2,000.00
Other Current Liabilities
Loan	2,356.60
Total Other Current Liabilities	2,356.60
Total Current Liabilities	4,356.60
Total Liabilities	4,356.60
Equity (Deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized; 3,500,000 shares issued and outstanding as of August 31, 2018	3,500.00
Common Stock Subscribed	(3,500.00)
Additional paid in capital	-
Total Common Stock	0.00
Accumulated Deficit	(4,189.52)
Total Equity (Deficit)	(4,189.52)
TOTAL LIABILITIES & EQUITY	167.08

See accompanying notes, which are an integral part of these financial statements

F-3

Flashapp
Statement of Operations
From May 18, 2018 (inception) to August 31, 2018

OPERATING EXPENSES
General and Administrative Expenses	$4,189.52
TOTAL OPERATING EXPENSES	(4,189.52)

NET LOSS FROM OPERATIONS	(4,189.52)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(4,189.52)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,016,438

See accompanying notes, which are an integral part of these financial statements

F-4

Flashapp Statement of Changes in Stockholders’ Equity From May 18, 2018 (inception) to August 31, 2018
	Common Stock		Common Stock Subscribed	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount
Balance at inception at May 18, 2018	-	$-	$-	$-	$-	$-

Issuance of common stock	3,500,000	3,500.00	(3,500.00)	-	-	0.00
Net loss	-	-		-	(4,189.52)	(4,189.52)

Balance at August 31, 2018	3,500,000	$3,500.00	$(3,500.00)	$-	$(4,189.52)	$(4,189.52)

See accompanying notes, which are an integral part of these financial statements

F-5

Flashapp
Statement Of Cash Flows
From May 18, 2018 (inception) to August 31, 2018
From May 18, 2018 (inception) to August 31, 2018
OPERATING ACTIVITIES
Net Income	(4,189.52)
Adjustments to reconcile Net Income
to net cash provided by operations:
Prepaid Expenses	(26.04)
Prepaid Rent-2	(141.04)
Accounts Payable	2,000.00
Loan	2,356.60
Net cash provided by Operating Activities	0.00
FINANCING ACTIVITIES
Common Stock	3,500.00
Common Stock Subscribed	(3.500.00)
Net cash provided by Financing Activities	0.00
Net cash increase for period	0.00
Cash at end of period	0.00

See accompanying notes, which are an integral part of these financial statements

F-6

Flashapp

Notes to the Financial Statements

For the Period from May 18, 2018 (inception) to August 31, 2018

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Flashapp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on May 18, 2018. The Company is a startup in business related to mobile application development. There is only one employee in our Company, his name is Vladimir Novakovic, he is the Director, President and Executive Officer. The Company's registration address is 2 Infirmary street, Leeds, LS1 2JP, GreatBritain, the telephone number of the Company is +447441913734, the email is major@flashapp.pro, the website is http://flashapp.pro.

The Company has not generated any revenue to date. For the period from inception on May 18, 2018 to August 31, 2018, the Company has accumulated losses of $4,189.52.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from May 18, 2018 (inception) through August 31, 2018.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States. The Company's fiscal year end is August 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

F-7

Flashapp

Notes to the Financial Statements

For the Period from May 18, 2018 (inception) to August 31, 2018

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents. The Company had no cash as of August 31, 2018.

Prepaid Expenses

According to the Lease Agreement with Virtual Headquarters Limited, beginning on June 14th, 2018, the Company paid $179.30 to the Landlord. On the 13th of August, the Agreement was cancelled.

According to the Lease Agreement with Registered Office (UK) Limited, beginning on August 23rd, 2018 the Company paid $167.08 to the Landlord. The Company had $141.04 in prepaid rent and $26.04 in prepaid expenses as a deposit for mail forwarding as of August 31, 2018.

Accounts Payable

Accounts Payable discloses a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had $2,000 in accounts payable for legal services to EAD LAW GROUP, LLC as of August 31, 2018.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Net Loss Per Share of Capital Stock

In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of capital stock outstanding during the period.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards.

 F-8

Flashapp

Notes to the Financial Statements

For the Period from May 18, 2018 (inception) to August 31, 2018

Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In November 2015, FASB issued Accounting Standards Update (ASU) No. 201517 Income Taxes – Balance Sheet Classification of Deferred Taxes. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in the update. This update is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2016. Early application is permitted. Management has reviewed the ASU and believes there will be no significant impact on the Company's financial statements.

In May 2017, FASB issued Accounting Standards Update (ASU) No. 201709 Compensation – Stock compensation. The Board is issuing this Update to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The amendment is effective for annual periods beginning after December 15, 2017 and interim periods within those annual periods. Early adoption is permitted. The Company has not yet adopted this ASU. Management has reviewed the ASU and believes there will be no significant impact on the Company's financial statements.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from May 18, 2018 (inception) through August 31, 2018 were no differences between our comprehensive loss and net loss.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement.

NOTE 4 – LOAN FROM DIRECTOR

During the period from May 18, 2018 (inception) through August 31, 2018, our sole director has loaned to the Company $2,356.60. This loan is unsecured, non-interest bearing and due on demand.

F-9

Flashapp

Notes to the Financial Statements

For the Period from May 18, 2018 (inception) to August 31, 2018

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 18, 2018, the Company issued 3,500,000 shares of common stock to the director at $0.001 for $3,500 and he will owns 3,500,000 common shares with the price of $0.001 per share according to the exhibit 10.1.

There were 3,500,000 shares of common stock issued and outstanding as of August 31, 2018.

NOTE 6 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of August 31, 2018 the Company had net operating loss carry forwards of approximately $4,189.52 that may be available to reduce future years’ taxable income in varying amounts through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at August 31, 2018 was approximately $879.80. The net change in valuation allowance during the year ended August 31, 2018 was $879.80. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of August 31, 2018.  All tax years since inception remains open for examination by taxing authorities.

For the period from May 18, 2018 (inception) to August 31, 2018 the provision for Federal income tax consists of the following:

Non-current deferred tax assets:
Net operating loss carry forward	$(4,189.52)
Total deferred tax assets	(879.80)
Valuation allowance	$(879.80)
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the period from May 18, 2018 (inception) to August 31, 2018 as follows:

Computed “expected” tax expense (benefit)	$(879.80)
Change in valuation allowance	$(879.80)
Actual tax expense (benefit)	$-

F-10

Flashapp

Notes to the Financial Statements

For the Period from May 18, 2018 (inception) to August 31, 2018

NOTE 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to August 31, 2018 to the date these financial statements were issued, November 20, 2018, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-11

FLASHAPP

FINANCIAL STATEMENTS

As of May 31, 2019

Flashapp

For the nine months ended May 31, 2019

Flashapp
Balance Sheet Standard
	May 31, 2019 (Unaudited)	August 31, 2018
ASSETS
Current Assets
Bank	202	-
Prepaid Expenses	26	26
Prepaid Rent-2	35	141
Total Current Assets	263	167
TOTAL ASSETS	263	167
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	-	2,000
Loan	12,896	2,357
Total Current Liabilities	12,896	4,357
Total Liabilities	12,896	4,357
Equity (Deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized; 3,500,000 shares issued and outstanding as of May 31, 2019	3,500	3,500
Common Stock Subscribed	-	(3,500)
Additional paid in capital	-	-
Accumulated Deficit	(16,133)	(4,190)
Total Equity (Deficit)	(12,633)	(4,190)
TOTAL LIABILITIES & EQUITY	263	167

See accompanying notes, which are an integral part of these financial statements

F-1

Flashapp
Statement of Operations
For the nine months ended May 31, 2019 (Unaudited)

REVENUE	$-

OPERATING EXPENSES
General and Administrative Expenses	11,943
TOTAL OPERATING EXPENSES	$(11,943)

NET LOSS FROM OPERATIONS	(11,943)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(11,943)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,500,000

See accompanying notes, which are an integral part of these financial statements

F-2

Flashapp Statement of Changes in Stockholders’ Equity For the nine months ended May 31, 2019 (Unaudited)
	Common Stock		Common Stock Subscribed	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount
Balance at August 31, 2018	3,500,000	$3,500	$(3,500)	$-	$(4,190)	$(4,190)

Issuance of common stock			3,500	-	-	3,500
Net loss	-	-		-	(11,943)	(11,943)

Balance at May 31, 2019	3,500,000	$3,500.00	$-	$-	$(16,133)	$(12,633)

See accompanying notes, which are an integral part of these financial statements

F-3

Flashapp
Statement Of Cash Flows
For the nine months ended May 31, 2019 (Unaudited)
September 1, 2018 - May 31, 2019
OPERATING ACTIVITIES
Net Income	(11,943)
Adjustments to reconcile Net Income
to net cash provided by operations:
Prepaid Rent-2	106
Accounts Payable	(2,000)
Loan	10,540
Net cash provided by Operating Activities	(3,298)
FINANCING ACTIVITIES
Common Stock: Common stock subscribed	3,500
Net cash provided by Financing Activities	3,500
Net cash increase for period	202
Cash at end of period	202

See accompanying notes, which are an integral part of these financial statements

Flashapp

Notes to the Financial Statements

For the nine months ended May 31, 2019

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Flashapp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on May 18, 2018. The Company is a startup in business related to mobile application development. There is only one employee in our Company, his name is Vladimir Novakovic, he is the Director, President and Executive Officer. The Company's registration address is 2 Infirmary street, Leeds, LS1 2JP, GreatBritain, the telephone number of the Company is +447441913734, the email is major@flashapp.pro, the website is http://flashapp.pro.

The Company has not generated any revenue to date. For the nine months ended May 31, 2019, the Company has accumulated losses of $11,943.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues the nine months ended May 31, 2019.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States. The Company's fiscal year end is August 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Flashapp

Notes to the Financial Statements

For the nine months ended May 31, 2019

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents. The Company had $202 in cash as of May 31, 2019.

Prepaid Expenses

According to the Lease Agreement with Virtual Headquarters Limited, beginning on June 14th, 2018, the Company paid $179.30 to the Landlord. On the 13th of August, the Agreement was cancelled.

According to the Lease Agreement with Registered Office (UK) Limited, beginning on August 23rd, 2018 the Company paid $167 to the Landlord. The Company had $35 in prepaid rent and $26 in prepaid expenses as a deposit for mail forwarding as of May 31, 2019.

Accounts Payable

Accounts Payable discloses a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had no accounts payable as of May 31, 2019.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Flashapp

Notes to the Financial Statements

For the nine months ended May 31, 2019

Net Loss Per Share of Capital Stock

In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of capital stock outstanding during the period.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures.

The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards.

Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In November 2015, FASB issued Accounting Standards Update (ASU) No. 201517 Income Taxes – Balance Sheet Classification of Deferred Taxes. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in the update. This update is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2016. Early application is permitted. Management has reviewed the ASU and believes there will be no significant impact on the Company's financial statements.

In May 2017, FASB issued Accounting Standards Update (ASU) No. 201709 Compensation – Stock compensation. The Board is issuing this Update to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The amendment is effective for annual periods beginning after December 15, 2017 and interim periods within those annual periods. Early adoption is permitted. The Company has not yet adopted this ASU. Management has reviewed the ASU and believes there will be no significant impact on the Company's financial statements.

Flashapp

Notes to the Financial Statements

For the nine months ended May 31, 2019

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the nine months ended May 31, 2019 there were no differences between our comprehensive loss and net loss.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement.

NOTE 4 – LOAN FROM DIRECTOR

For the nine months ended May 31, 2019, our sole director has loaned to the Company $12,896. This loan is unsecured, non-interest bearing and due on demand.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 18, 2018, the Company issued 3,500,000 shares of common stock to the director at $0.001 for $3,500 and he owns 3,500,000 common shares with the price of $0.001 per share according to the exhibit 10.1. The Company collected the $2,000 subscription receivable from Vladimir Novakovic on February 27, 2019 and the $1,500 subscription receivable on May 3, 2019.

NOTE 5 – COMMON STOCK

There were 3,500,000 shares of common stock issued and outstanding as of May 31, 2019.

NOTE 6 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of May 31, 2019, the Company had net operating loss carry forwards of approximately $16,133 that may be available to reduce future years’ taxable income in varying amounts through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Flashapp

Notes to the Financial Statements

For the nine months ended May 31, 2019

The valuation allowance at May 31, 2019 was approximately $3,388. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of May 31, 2019.  All tax years since inception remains open for examination by taxing authorities.

For the nine months ended May 31, 2019 the provision for Federal income tax consists of the following:

	May 31, 2019	August 31, 2018
Non-current deferred tax assets:
Net operating loss carry forward	$(16,133)	(4,190)
Total deferred tax assets	(3,388)	(880)
Valuation allowance	$(3,388)	(880)
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the nine months ended May 31, 2019 as follows:

	May 31, 2019	August 31, 2018
Computed “expected” tax expense (benefit)	$(3,388)	(880)
Change in valuation allowance	$(3,388)	(880)
Actual tax expense (benefit)	$-	-

NOTE 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2019 to the date these financial statements were issued, November 20 , 201 8 , and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-9

AVAILABLE INFORMATION

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION. The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by Flashapp. All amounts are estimates, other than the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$12.12
Auditor fees and expenses	$5,000
Legal fees and expenses	$2,000
Transfer agent fees	$1,000
Miscellaneous expenses	$1,000
Total	$9,012.12

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Flashapp’s Bylaws allow for the indemnification of the officer and/or director in regards to each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Flashapp, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF SECURITIES

On May 18, 2018, we issued 3,500,000 shares of our common stock to our officer and director at $0.001 for $3,500 and he owns shares according to the exhibit 10.1.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Regulation S promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

ITEM 16. EXHIBITS

Exhibit Number	Exhibit Name
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion and Consent of EAD LAW GROUP, LLC
10.1	Intention Agreement of Share Purchase
10.2	Loan Agreement
10.3	Permission of Registered Office (UK)
23.1	Consent of DylanFloyd Accounting & Consulting
99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.

Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

a.

If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.

There is no underwriter.

c.

The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized in Great Britain, on Ju ly 3 , 2019.

FLASHAPP

By: /s/ Vladimir Novakovic

Vladimir Novakovic

Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Vladimir Novakovic

Vladimir Novakovic

Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President, Secretary and Director

Date: Ju ly 3 , 2019